                                                                   EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                        RELEASE NO. 03-002

INDUSTRIAL DISTRIBUTION GROUP, INC.        For Additional Information, Contact:
(NYSE: IDG)                                                      Jack P. Healey
                                                      Senior Vice President and
                                                        Chief Financial Officer

                                            Industrial Distribution Group, Inc.
                                                                 (404) 949-2100
                                                                www.idglink.com


          INDUSTRIAL DISTRIBUTION GROUP REPORTS FIRST QUARTER RESULTS

  COMPANY ACHIEVES 13.4% GROWTH IN FPS REVENUES OVER PRIOR YEAR FIRST QUARTER

ATLANTA, GEORGIA, MAY 15, 2003 - Industrial Distribution Group, Inc. (NYSE:
IDG) today announced operating results for the first quarter ended March 31, 2003.

Industrial Distribution Group, Inc. reported first quarter 2003 revenues of $123.1 million, up 2.6% compared to the $120.0 million reported for the first quarter of 2002. The company reported net income for the quarter ended March 31, 2003 of $260,000 or $0.03 per diluted share compared to a net loss of $50.2 million or $5.70 per diluted share for the first quarter of 2002. The 2002 first quarter results reflect the cumulative effect of the mandatory change in accounting principle required by Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," that was adopted by the company during the first quarter of 2002. Net income for the first quarter 2002, before the effect of the change in accounting principle, was $155,000 or $0.02 per diluted share.

The first quarter earnings continued IDG's return to profitable results. The quarter ended March 31, 2003 is IDG's sixth consecutive quarter of profitability, excluding the change in accounting principle noted above, an objective achieved in spite of the continued weak manufacturing environment. In addition, the company reversed the revenue trend that had sequentially declined since the second quarter of 2002 as IDG's manufacturing customers continued to show the effects from the slow economy.

"The benefits of our operational transformation and focus on our Flexible Procurement Solutions(TM) are clearly evident in the first quarter financial results," said Andrew B. Shearer, IDG's president and chief executive officer. "We achieved significant top line FPS revenue growth and bottom line profitability through a more cost efficient operating cost structure. These financial results validate our services-based business model. Importantly, IDG is positioned for future growth as manufacturers continue to outsource their MROP activities to achieve productivity improvements and documented cost savings," noted Shearer.


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For the first quarter, total FPS revenues, including integrated supply, were
$64.2 million and represent a 13.4% increase over the first quarter of the prior year. FPS revenues including integrated supply were 52% of total revenues compared to 47% of total revenues for the comparable period in 2002. Traditional MROP revenues declined during the first quarter this year as compared to the first quarter of 2002, reflecting the continued soft economic environment in the manufacturing sector. The company implemented nine new integrated supply sites during the first quarter of 2003.

Gross margins improved slightly to 22.2% for the first quarter of 2003 compared to the 22.0% reported for the first quarter of 2002. Inventory reserves during the first quarter were somewhat lower than the prior year, helping to support the company's gross profits.

The company's management continued its disciplined focus on containing operating expenses consistent with the level of operational activity. For the quarter, SG&A expenses were $26.1 million compared to the $25.3 million reported for the comparable quarter of 2002. The increase in expense was the direct result of the effect of the temporary company-wide furlough program enacted in the first quarter of 2002. The company had implemented employee furloughs as a means of controlling SG&A expenses during the later part of 2001 and into 2002 in response to the decline in customer manufacturing activities.

"The first quarter was successful for IDG in spite of the challenging external operating environment," noted Shearer. "Not only were industrial data unfavorable for production, new orders, and inventory levels, but winter weather closed certain customers' operations in both January and February. The Institute for Supply Management reported that the manufacturing sector again failed to grow during the first quarter while the overall economy grew. Despite these factors, manufacturers are increasingly seeking IDG's FPS solutions to achieve the cost savings that they urgently need and that IDG can uniquely deliver. I believe our capability to document and deliver cost savings positions IDG for future growth, especially as we look for further economic growth that includes the manufacturing sector," concluded Shearer.

About IDG

Industrial Distribution Group, Inc. (www.idglink.com) is a nationwide supplier of maintenance, repair, operating and production ("MROP") products and services. IDG provides an array of value-added services and other arrangements, including Flexible Procurement Solutions(TM) such as integrated supply, emphasizing the company's specialized expertise in product application. In addition, IDG distributes a full line of MROP products, specializing in cutting tools, abrasives, hand and power tools, coolants, lubricants, adhesives and machine tools, and can supply virtually any other MROP product that its customers may require.

IDG has four divisions organized into regional responsibility areas. IDG serves over 22,000 active customers including Boeing, Ford, and General Electric. The company currently has a presence in 64 of the top 75 industrial markets in the United States.


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Flexible Procurement Solutions(TM)

IDG's Flexible Procurement Solutions(TM) (FPS) offer customers an answer for the entire supply chain management process for MROP materials. IDG recognizes that managing MROP materials is a costly, time-consuming function for the industrial marketplace. FPS services merge state-of-the-art technology with the expertise of IDG personnel to deliver supply chain management services. In a fully integrated supply relationship, IDG associates work directly on-site at a customer's location to provide documented cost savings from product application innovations, continuous process improvements, more effective management of inventory, and many other areas, all focused on reducing customer costs. Best of all, these cost savings are quantified and documented and most go directly to the customer's bottom line.

In addition to the historical information contained herein, certain matters set forth in this news release are forward-looking statements, including but not limited to statements relating to expected operating results. Industrial Distribution Group, Inc. warns that caution should be taken in relying upon any forward-looking statements in this release, as they involve a number of known and unknown risks, uncertainties, and other factors including heightened national security risks related to acts of terrorism and potential for war, that may cause actual results, performance, or achievements of Industrial Distribution Group, Inc. to differ materially from any such statements, including the risks and uncertainties discussed in the company's Form 10-K for the year ended December 31, 2002 under the caption "Certain Factors Affecting Forward Looking Statements," which discussion is incorporated herein by reference.


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IDG/8


                      INDUSTRIAL DISTRIBUTION GROUP, INC.
                             Results of Operations
                       (in thousands, except share data)
                                  (unaudited)


                                                                  THREE MONTHS ENDED
                                                                       MARCH 31,
                                                               2003                 2002
                                                            -----------         -----------

Net Sales                                                   $   123,077         $   119,968
Cost of Sales                                                    95,760              93,554
                                                            -----------         -----------
     Gross Profit                                                27,317              26,414
Selling, General & Administrative Expenses                       26,066              25,274
                                                            -----------         -----------
     Income from Operations                                       1,251               1,140
Interest Expense                                                    763                 819
Other Income                                                         (4)                (11)
                                                            -----------         -----------
Income Before Income Taxes and Cumulative Effect of
  Accounting Change                                                 492                 332
Provision for Income Taxes                                          232                 177
                                                            -----------         -----------
Income Before Cumulative Effect of Accounting Change                260                 155
Cumulative Effect of Accounting Change                               --             (50,347)
                                                            -----------         -----------

Net Income (Loss)                                           $       260         $   (50,192)
                                                            ===========         ===========

Earnings (loss) per common share:
Basic:
  Net earnings before cumulative effect of
     accounting change                                      $      0.03         $      0.02
  Cumulative effect of accounting change                             --               (5.74)
                                                            -----------         -----------
     Earnings (loss)                                        $      0.03         $     (5.72)
                                                            ===========         ===========

Diluted:
  Net earnings before cumulative effect of
     accounting change                                      $      0.03         $      0.02
  Cumulative effect of accounting change                             --               (5.72)
                                                            -----------         -----------
     Earnings (loss)                                        $      0.03         $     (5.70)
                                                            ===========         ===========

Basic weighted average shares outstanding                     8,902,620           8,769,670
                                                            ===========         ===========
Diluted weighted average shares outstanding                   9,062,062           8,801,319
                                                            ===========         ===========


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                      INDUSTRIAL DISTRIBUTION GROUP, INC.
                            Condensed Balance Sheets
                                 (in thousands)


ASSETS                                          MARCH 31, 2003   DECEMBER 31,
                                                 (unaudited)        2002

Total Current Assets                              $129,676        $125,052
Property and Equipment, net                         10,883          11,274
Intangible and Other Assets, net                     2,226           2,383
                                                  --------        --------
TOTAL ASSETS                                      $142,785        $138,709
                                                  ========        ========


LIABILITIES AND SHAREHOLDERS' EQUITY

Total Current Liabilities                         $ 48,345        $ 49,813
Long-Term Debt                                      41,017          35,721
Other Long-Term Liabilities                            422             515
                                                  --------        --------
Total Liabilities                                   89,784          86,049

Total Stockholders' Equity                          53,001          52,660
                                                  --------        --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $142,785        $138,709
                                                  ========        ========


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